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                                                                     EXHIBIT 4.4

                             CERTIFICATE OF TRUST
                             AGL CAPITAL TRUST II
                             --------------------


          This Certificate of Trust of AGL Capital Trust II is duly executed and filed by The Bank of New York (Delaware), a Delaware banking corporation, and Paul R. Shlanta and Thomas L. Gleason, each an individual, as trustees, to form a business trust pursuant to the Delaware Business Trust Act, 12 Del. C.
                                                                 ---  -
(S) 3801, et seq.
          -- ---

1.  Name.              The name of the business trust being formed
    ----               hereby (the "Trust") is "AGL Capital Trust II."

2.  Delaware Trustee.  The name and business address of the trustee of the
    ----------------   Trust which has its principal place of business
                       in the State of Delaware is as follows:

                       The Bank of New York (Delaware)
                       White Clay Center, Route 273
                       Newark, Delaware  19711

3.  Effective Date.    This Certificate of Trust shall be effective as of
    --------------     the date of filing.

          In Witness Whereof, the undersigned, being the sole trustees of the Trust, have executed this Certificate of Trust.

Dated: March 20, 2001
                              THE BANK OF NEW YORK (DELAWARE),
                              as Delaware Trustee

                              By: /s/ William T. Lewis
                                  ------------------------
                              Name: William T. Lewis
                              Title: Senior Vice President


                              /s/Paul R. Shlanta
                              ------------------
                              Paul R. Shlanta, as Trustee


                              /s/ Thomas L. Gleason
                              ---------------------
                              Thomas L. Gleason, as Trustee